Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 28, 2022, with respect to the financial statements and financial highlights of Salient Midstream and MLP Fund, as of November 30, 2021, and our report dated February 24, 2022, with respect to the financial statements and financial highlights of Salient MLP Energy & Infrastructure Fund, a series of Salient MF Trust, as of December 31, 2021, included herein in this Registration Statement on Form N-14 (the Registration Statement), and to the references to our firm under the headings “Experts” and “Exhibit B – Financial Highlights Of The Funds” in the combined Prospectus/Information Statement and under the headings “Portfolio Holdings Disclosure”, “Independent Registered Public Accounting Firm” and “Exhibit A – Financial Statements and Highlights Of The Funds” in the Statement of Additional Information.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement on Form N-1A (File Nos. 333-180225 and 811-22678), referenced in this Registration Statement.

We also consent to the references to our Firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Experts” and “Other Service Providers” in the Statement of Additional Information in the Registration Statement on Form N-2 (File Nos. 333-177913 and 811-22626), referenced in this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
July 21, 2022